Exhibit 1
JOINT FILING AGREEMENT
     The undersigned hereby agree that the Statement on Schedule 13D with respect to the Common Stock of NationsHealth, Inc., dated as of February 26, 2008 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: February 26, 2008	MHR CAPITAL PARTNERS MASTER ACCOUNT LP

	By:	MHR Advisors LLC, its General Partner

	By:	/s/ Hal Goldstein
		Name:	Hal Goldstein
		Title:	Vice President

MHR CAPITAL PARTNERS (100) LP

	By:	MHR Advisors LLC, its General Partner

	By:	/s/ Hal Goldstein
		Name:	Hal Goldstein
		Title:	Vice President

MHR ADVISORS LLC
	By:	/s/ Hal Goldstein
		Name:	Hal Goldstein
		Title:	Vice President

OTQ LLC
	By:	/s/ Hal Goldstein
		Name:	Hal Goldstein
		Title:	Authorized Signatory

MHR FUND MANAGEMENT LLC
By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

MARK H. RACHESKY, M.D.
By:	/s/ Hal Goldstein, Attorney in Fact